May 17, 2001


TO ALL CLASS A PREFERRED STOCKHOLDERS:

Enclosed is the Notice of Annual Meeting of Stockholders, Proxy Statement, and Ballot and Proxy to: elect four directors of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company") for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2004. Also enclosed is the Company's 2000 Annual Report to Shareholders.

The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by June 3, 2001.

If you have any questions, please call Bruce Hanson or Kirk Zimmer at DAKOTACARE at (605)334-4000.

Sincerely,


/s/_L. Paul Jensen
L. Paul Jensen
Chief Executive Officer



LPJ:sj
Enc.

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, SD 57105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 7, 2001

TO THE CLASS A AND B PREFERRED STOCKHOLDERS OF SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED:

Notice is hereby given that the Annual Meeting of Stockholders of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company"), will be held on Thursday, June 7, 2001, at the Ramkota Hotel, Sioux Falls, South Dakota, at 9:15 a.m., Sioux Falls, South Dakota time, for the following purposes:

1. To elect four directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2004.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

Only the stockholders of record of the Company's Class A Voting Preferred Stock and Class B Voting Preferred Stock at the close of business on May 17, 2001, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

A form of Ballot and Proxy and Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany this notice.

NOTE: The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by June 3, 2001 (the "Deadline").

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  WHETHER OR NOT YOU PLAN
TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

BY ORDER OF THE BOARD OF DIRECTORS,



James Engelbrecht, M.D.
Secretary


May 17, 2001

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, South Dakota 57105

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2001

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of South Dakota State Medical Holding Company, Incorporated (the "Company" or "DAKOTACARE") for use at an Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 7, 2001, at 9:15 a.m., Sioux Falls, South Dakota time, at the Ramkota Hotel, Sioux Falls, South Dakota, and at any adjournment or postponement thereof.

At the Annual Meeting, the Company's Class A and B stockholders will be asked to consider and vote upon the following proposals described in the enclosed Notice of Annual Meeting:

1. To elect four directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2004.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

This Proxy Statement and the form of Ballot and Proxy enclosed are being mailed to stockholders commencing on or about May 17, 2001. NOTE: The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by June 3, 2001 (the "Deadline").


VOTING AND PROXY INFORMATION

Shares of the Company's Class A Preferred Stock and Class B Preferred
Stock represented by ballots and proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is made by a stockholder, the proxy will be treated as present for purposes of a quorum, but not voted for the election of directors. If no direction is made by a stockholder, at the discretion of the proxy holders, the proxy will be voted for any other matters that properly come before the stockholders for vote at the Annual Meeting.

A stockholder may revoke his or her Ballot and Proxy at any time before the Deadline by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or by filing with the Secretary of the Company another timely Ballot and Proxy bearing a later date.

Votes are cast by ballot and proxy for the Annual Meeting and will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders voting by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as unvoted.

Only the holders of the Company's Class A Preferred Stock and Class B Preferred Stock whose names appear of record on the Company's books at the close of business on May 17, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, a total of 1,188 shares of Class A Preferred Stock, 1,300 shares of Class B Preferred Stock, and 1,398,607 shares of Class C Common Stock were outstanding. The holders of a majority of the Class A Preferred Stock and Class B Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting, represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. The election of each director will be decided by a plurality vote. The affirmative vote of the holders of a majority of the shares of Class A Preferred Stock and Class B Preferred Stock (voting as one class), represented at the Annual Meeting in person or by proxy, is necessary for the approval of all other matters proposed to the stockholders at the Annual Meeting. Each holder of the Company's Class A Preferred Stock and Class B Preferred Stock is entitled to one vote for each share held. There is a right to cumulate voting for the election of directors. In the exercise of cumulative voting rights, each holder of preferred shares is entitled to as many votes as shall equal the number of his preferred shares multiplied by the number of directors to be elected, and by giving written instructions to the Company they may cast all such votes for a single director or may distribute them among the directors to be voted for as he/she sees fit.

Expenses in connection with the solicitation of proxies by the Board of Directors will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone or telecopier.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements, and other matters. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street N.W., Washington, DC 20549, and at the SEC's regional offices located at Seven
World Trade Center, Suite 1300, New York, NY 10048, and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such materials can also be obtained at prescribed rates from the public reference section of the SEC at 450 Fifth Street N.W., Washington, DC 20549. In addition, the SEC maintains a web site (address http://www.sec.gov) on the Internet that contains reports, proxy statements, and other information for companies like the Company which file electronically.


ELECTION OF DIRECTORS

Nominees and Voting

Pursuant to the Company's Bylaws, the Board of Directors consists of ten directors who are elected for three-year terms expiring at each successive Annual Meeting of Stockholders. Currently, no director may serve more than three consecutive terms. The terms of Dr. Ben J. Henderson, Dr. Thomas L. Krafka, Dr. John E. Rittmann, and Dr. Stephan D. Schroeder expire at the
2001 Annual Meeting of Stockholders; the terms of Dr. James Reynolds, Mr.
Van Johnson, and Mr. Bob Sutton expire at the 2002 Annual Meeting of Stockholders; and the terms of Dr. James Engelbrecht, Dr. K. Gene Koob, and Dr. John Sternquist expire at the 2003 Annual Meeting of Stockholders. The Bylaws currently require that eight of the directors be holders of Class A Voting Preferred Stock of the Company and two of the directors be consumers. The Articles of Incorporation restrict ownership of Class A Voting Preferred Stock to medical or osteopathic physicians who have executed Participating Physician Agreements with the Company. To assure equal eligibility and opportunity throughout the state of South Dakota and avoid domination of the Board of Directors by any geographic area or areas, the number of physician directors from any one District Medical Society of the South Dakota State Medical Association cannot exceed two. The consumer directors may be from any geographic location which is served by South Dakota State Medical Holding Company and their residence does not affect the geographic restriction for physician directors. The consumer directors are currently Mr. Van Johnson and Mr. Bob Sutton. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified.

The Board of Directors has nominated the following four (4) individuals to serve as directors with terms expiring at the 2004 meeting of the shareholders:
Ben Henderson, D.O.; Thomas Krafka, M.D.; John Rittmann, M.D.; and Stephan Schroeder, M.D. The Board of Directors has been informed that each of the four (4) nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine unless otherwise directed on the ballot and proxy.

Nominee Information

The following table sets forth certain information as of May 17, 2001, concerning the four nominees for election as directors of the Company with terms expiring at the 2004 meeting of the shareholders:

Name                          Age       Position with Company

Individuals Nominated by Board of Directors:
Ben Henderson, D.O.            59                 None
Thomas Krafka, M.D.            56                 None
John Rittmann, M.D.            63                 None
Stephan Schroeder, M.D.        50                 None

Dr. Henderson became a director of the Company in June 1995. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine in Mobridge, South Dakota, since 1972.

Dr. Krafka became a director of the Company in October 1998. He is a member of the South Dakota State Medical Association and has been engaged in the practice of radiology in Rapid City, South Dakota, since 1976.

Dr. Rittmann became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Watertown, South Dakota, since 1973.

Dr. Schroeder became a director of the Company in October 1998. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Miller, South Dakota, since 1980.

Existing Board of Directors

The following table sets forth certain information of the existing Board of Directors, excluding those nominated above, as of May 17, 2001.

Name                         Age          Position with Company
James Reynolds, M.D.          58          Director
Mr. Van Johnson               56          Director
Mr. Bob Sutton                32          Director
James Engelbrecht, M.D.       54          Director
K. Gene Koob, M.D.            58          Director
John Sternquist, M.D.         52          Director

Dr. Reynolds became a director of the Company in September 1999. He is a member of the South Dakota State Medical Association and has been engaged in the practice of cardiac surgery in Sioux Falls, South Dakota, since 1978.

Mr. Johnson became a director of the Company in September 1999. He is a political lobbyist and former Executive Vice President of the South Dakota Auto Dealers Association.

Mr. Sutton became a director of the Company in September 1999. He has been employed as the Executive Director of the South Dakota Banker's Association in Pierre, South Dakota, since 1998, having previously served as Executive Director of the South Dakota Petroleum Council since 1995.

Dr. Engelbrecht became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine and rheumatology in Rapid City, South Dakota, since 1980.

Dr. Koob became a director of the Company in June 1994. He is a member of the South Dakota State Medical Association and has been engaged as a neurologist in Sioux Falls, South Dakota, since 1974.

Dr. Sternquist became a director of the Company in October 2000. He is a member of the South Dakota State Medical Association and has been engaged as a general surgeon in Yankton, South Dakota, since 1980.

Director Compensation

Each Director receives $250 per Board meeting attended and is reimbursed for costs associated with the attendance of such meetings. The Company currently has no stock options or other equity-based compensation for its directors, officers, or other employees.

Committees and Meetings of the Board of Directors

The Board of Directors of the Company has an Executive Committee consisting of K. Gene Koob, M.D., Ben Henderson, D.O., and James Engelbrecht, M.D.; an Audit Committee consisting of K. Gene Koob, M.D., Stephan Schroeder, M.D., and Ben Henderson, D.O.; a Nominating Committee; and a Credentialing Committee.

The purpose of the Executive Committee is to transact business of an emergency nature and other matters specifically directed by the Board of Directors. The Executive Committee held no meetings during 2000.

The purpose of the Audit Committee is to assure adequate and accurate accounting policies and procedures. The Audit Committee reviews and approves the audit function and other controls designed to enforce this function. The Audit Committee met once during 2000.

The purpose of the Nominating Committee is to propose at least one (1) eligible nominee for each director position to be filled and to file such nominations with the Secretary of the Board of Directors. The Nominating Committee consists of the President-Elect of the South Dakota State Medical Association, one Class A stockholder, and one director (K. Gene Koob, M.D.). The Nominating Committee met once in 2001 to make the current year nominations.

The Nominating Committee will consider nominees from shareholders of the Company. The shareholder must submit a nominating petition giving the name and address of the person submitted for each director position, contain at least five (5) original signatures of holders of Class A Voting Preferred Stock of the Company, have attached to the nomination a statement signed by the candidate nominated that, if elected, he/she will serve as a director, and be filed with the Secretary of the Company at least forty (40) days prior to the annual meeting.

The purpose of the Credentialing Committee is to oversee the credentialing function to assure a high-quality provider network for DAKOTACARE members and to provide a peer review function for credentialing and recredentialing. The Credentialing Committee consists of K. Gene Koob, M.D.; Ben Henderson, D.O.; James Engelbrecht, M.D.; John Rittmann, M.D.; and Thomas Krafka, M.D. The Credentialing Committee met four times in 2000.

The Board of Directors held four meetings and three conference calls during 2000. All incumbent directors attended at least 75% of the meetings of the Board and Committees of which they were members.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is responsible for assisting the Board in monitoring the integrity of the financial statements of the Company, compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's external auditors. The Audit Committee is comprised of directors who are independent of the Company. The Audit Committee has not yet adopted a written charter.

The audited consolidated financial statements of the Company for the year Ended December 31, 2000, were audited by McGladrey & Pullen, LLP. The Audit Committee reviews the audited financial statements annually and recommends to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As part of its activities, the Committee has:

1. Discussed with the independent auditing firm the matters required to be discussed by Statement on Auditing Standards No. 61;
2. Received the written disclosures and letters from the independent auditing firm required by Independence Standards Board Standard No. 1;
3. Discussed with the independent auditing firm the respective auditor's independence; and

4. As part of its meeting to be held in June 2001, the Audit Committee will review and discuss the audited financial statements of the Company with the auditors and management.

Audit Fees

Fees for the most recent audit of the Company's consolidated financial statements and required reviews of the Company's financial information included in the Company's SEC filing for 2000 were $48,241. No fees were paid to McGladrey and Pullen in 2000 for financial information systems design and implementation. All other fees paid to the Company's principal independent auditor for the year ended December 31, 2000, aggregated $13,888. Other fees primarily relate to agreed upon procedures in the determination of an annual Class C Common Stock price valuation, audit of the Company's pension plan, tax return preparation, and other consulting.

The Audit Committee of the Board of Directors, after consideration of the matter, does not believe the provision of audit-related, tax-related, and nonaudit services, fees for which are disclosed above, is incompatible with maintaining the principal accountant's independence.

Compensation Committee Report

The Board of Directors currently performs the functions of a Compensation Committee. L. Paul Jensen participates in the deliberations of all officers' compensation except for his own.

General Compensation Philosophy

In 1997, the Company adopted an executive compensation philosophy under which total compensation was based on pay practices in the Company's geographical region and a person's experience and responsibilities to the Company. Currently, the executive compensation program does not include long-term incentive or equity compensation. Total compensation for 2000 was based on the median pay practices of comparably sized companies in DAKOTACARE's geographic region, the individual's years of experience, and level of responsibility.

CEO Compensation

L. Paul Jensen does not have an employment contract, but the Company has established a deferred compensation agreement with him. A provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years or any earlier retirement age specified by the Board of Directors by resolution. Mr. Jensen generally devotes a portion of his time to the Company and to the South Dakota State Medical Association. He received separate compensation from the South Dakota State Medical Association during 2000 which totaled $94,273, including retirement plan contribution. Mr. Jensen's salary for 2000 for the Company was $68,813.

Compensation Committee Interlocks and Insider Participation

The Board of Directors currently performs the functions of a Compensation Committee. L. Paul Jensen participates in the deliberation of all officers' compensation except for his own. There are no Compensation Committee interlocks with other companies and none of the nonemployee directors has been an officer, employee, or insider of the Company or its subsidiaries.

EXECUTIVE COMPENSATION

Name and Principal                                   All Other
    Position                Year        Salary $   Compensation(1)

L. Paul Jensen              2000        $68,813	      $11,495
Chief Executive Officer	    1999        $22,500        $5,943
                            1998             --            --

William Rossing, M.D.       2000       $112,982       $12,800
Vice President              1999       $110,055       $12,736
    Medical Director        1998       $106,603       $12,519

Kirk J. Zimmer              2000       $130,645       $16,793
Senior Vice President       1999       $126,302       $16,684
                            1998       $116,095       $15,289

Thomas N. Nicholson         2000       $139,565       $15,857
Vice President, Marketing   1999       $130,055       $14,781
                            1998       $124,130       $14,473

(1) Consists of retirement plan contribution and premiums paid on the deferred compensation plan.

No other officer received total annual salary and bonus in excess of $100,000 during 2000, 1999, or 1998.

The Company intends to enter into indemnification agreements with each executive officer and director. The Company has employment agreements with its executive officers and maintains key person insurance of $250,000 on
L. Paul Jensen and $188,700 on Kirk J. Zimmer.

In connection with employment contracts between the Company and certain officers, provision has been made for future compensation which is payable upon the completion of the earlier of 25 years of service to the Company and related organizations or attainment of the age of 65. At December 31, 2000 and 1999, $89,036 and $97,131, respectively, was accrued under these contracts.


PERFORMANCE GRAPH

No graph is presented because there has been no established market or exchange for the trading of the Class C Voting Common Stock or Class A Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases office space from the South Dakota State Medical Association. The Company has a one-year lease that automatically renews for one-year terms each January 1, unless terminated with at least 30 days notice prior to the end of the lease term. The 2001 lease requires minimum rental payments of $211,016. Total rental payments for office space for the years December 31, 2000, 1999, and 1998 was $217,162, $204,870, and $204,870,
respectively.

The Company provides group health insurance coverage for employees of the South Dakota State Medical Association. Total premium income from the affiliate for the years ended December 31, 2000, 1999, and 1998 was $55,689, $48,330, and $47,721 respectively.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2001, regarding the beneficial ownership of securities of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding voting securities, (ii) all directors of the Company and nominees for directors, (iii) each individual named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole voting and investment power (or shares such powers with his or her spouse), subject to the terms of the respective classes of securities of the Company and the information contained in the notes to the table.

                                                  Amount & Nature
 Title                Name and Address of         of Beneficial            Percent
of Class               Beneficial Owner             Ownership              of Class

Class B Preferred     South Dakota State              1,300                  100%
                      Medical Association(1)

Class A Preferred     Lloyd Solberg, M.D.                 1                   .08%
Class C Common                                      135,330                  9.68%

Class A Preferred     James Engelbrecht, M.D.             1                   .08%
Class C Common                                        1,160                   .08%

Class A Preferred     Ben J. Henderson, D.O.              1                   .08%
Class C Common                                        1,060                   .08%

Class A Preferred     K. Gene Koob, M.D.                  1                   .08%

Class A Preferred     Thomas L. Krafka, M.D.              1                   .08%
Class C Common                                       16,640                  1.16%

Class A Preferred     John Rittmann, M.D.                 1                   .08%
Class C Common                                        8,340                   .60%

Class A Preferred     Stephan D. Schroeder, M.D.          1                   .08%
Class C Common                                        1,920                   .14%

Class A Preferred     James Reynolds, M.D.                1                   .08%
Class C Common                                       50,440                  3.61%

Class A Preferred     John Sternquist, M.D.               1                   .08%
Class C Common                                          560                   .04%

Class C Common        Van Johnson                        --                    --

Class C Common        Bob Sutton                         --                    --

Class C Common        L. Paul Jensen(2)               5,760                   .41%

Class C Common        Thomas Nicholson                   --                    --

Class C Common        William Rossing, M.D.           8,720                   .61%

Class C Common        Kirk J. Zimmer                    800                   .06%

Class A Preferred     All Directors and Executive         8                   .68%
                      Officers as a Group
Class C Common        (13 people)                    95,400                  6.82%

(1) The South Dakota State Medical Association is an affiliated company.
(2) L. Paul Jensen is the Chief Executive Officer of the South Dakota State
Medical Association.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"), and furnish copies of those reports to the Company. Based solely on a review of the copies of such reports furnished to the Company, and written representations from the executive officers and directors, the Company believes that during 2000 all other filing requirements were complied with.


OTHER MATTERS

The Board of Directors of the Company knows of no matters that may come before the Annual Meeting other than those referred to above. However, if any procedural or other matters should properly come before the Annual Meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP, served as the Company's independent certified public accountants for 2000 and is serving in that capacity for 2001. It is not expected that representatives of McGladrey & Pullen, LLP, will attend the Annual Meeting of Stockholders or have the opportunity to make a statement or respond to questions.


STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a stockholder to be presented at the 2002 Annual Meeting must be received at the Company's principal executive offices, 1323 South Minnesota Avenue, Sioux Falls, South Dakota 57105, addressed to James Engelbrecht, M.D., the Secretary of the Company, not later than February 8, 2002.

		BY ORDER OF THE BOARD OF DIRECTORS,


		James Engelbrecht, M.D.
		Secretary

Dated:  May 17, 2001

DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD 57105


BALLOT AND PROXY

The undersigned hereby appoints K. Gene Koob, M.D., and James Engelbrecht, M.D., or either of them as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned in the election of directors and such other business as may properly come before the Annual Meeting of Shareholders of DAKOTACARE to be held on June 7, 2001, at 9:15 a.m., CDT, or any adjournment thereof, for holders of Class A Preferred Stock and Class B Preferred Stock as of May 17, 2001. This is being solicited by the Board of Directors of South Dakota State Medical Holding Company, Incorporated.


Election of Directors

You have a total of four (4) votes to cast. Please vote below for any of the four (4) individuals nominated for directors with terms expiring in 2004. You may vote for NO MORE THAN four (4) individuals. Your four (4) votes may all be cast for one (1) individual or a combination of up to four (4) individuals. Indicate beside the nominee the number of votes you wish to cast for that individual. If you indicate more than four (4) votes in total, your ballot will be disqualified.

Individuals Nominated by Board of Directors

_____	Ben Henderson, D.O.
_____	Thomas Krafka, M.D.
_____ John Rittmann, M.D.
_____	Stephan Schroeder, M.D.

Please return this ballot and proxy in the accompanying prepaid postage envelope. The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked no later than June 3, 2001.



                                     ______________________________
                                     Signature

                                     ______________________________
                                     Name (please print)

                                     ______________________________
                                     Date

DAKOTACARE
2000 ANNUAL REPORT

TO OUR SHAREHOLDERS

Your company had an outstanding year in 2000, and we are pleased to present the results to you in this report. The year produced several highlights and record achievements, and these positive trends have continued through the first quarter of 2001. These favorable outcomes resemble the fortunes of the HMO industry, as nationally, claims loss ratios decreased, premium gains were achieved, and profitability returned to most of the industry.

From an enrollment standpoint, your company is now the largest it has ever been. Insured enrollment in the HMO is approaching 32,000 members in March, 2001. Self-funded enrollment through our subsidiary third party administrators is also in excess of 50,000 members. Enrollment in our health plans increased over 25% in 2000 alone, a record rate, due to targeted marketing programs, expansion of our distribution system, and expansion of our market area. Additionally, sales of ancillary products and services have added thousands of customers who are not members of one of our health companies.

In January, 2001, DAKOTACARE was awarded the contract from the State of South Dakota for claims administration and network access for its employee health plan effective July 1, 2001. This contract is an expansion of the work DAKOTACARE has done for the State for the past seven years. And will result in increased efficiency for providers, members and the State, as well as increased revenues for DAKOTACARE.

Financially, DAKOTACARE reached record levels in total revenue, total assets, and total net worth in 2000. Consolidated revenues were up over 25% from the prior year to nearly $49 million. DAKOTACARE focused internally on operating efficiencies throughout 2000, and reduced our administrative and marketing expense ratio to 15%, below the national average for HMOs of its size. Through consistent improvements in provider contracting, an emphasis on thorough and effective medical management, and improvements in pharmaceutical benefits design, the Company also effectively reduced its claims loss ratio.

DAKOTACARE remains committed to serving the physicians of South Dakota. Your Company returned over $1.3 million in contingency reserves to participating physicians in 2000. Continuing its commitment to retired, deceased and disabled shareholders, DAKOTACARE also repurchased over 34,000 shares of Class C stock through our stock repurchase program. In an era of physician fee reductions from other insurers, DAKOTACARE was able to maintain a competitive, yet fair reimbursement level to its participating physicians, focusing instead on promoting efficient utilization to control medical costs.

DAKOTACARE's comprehensive provider network, efficient claims administration, and professional, friendly service make us a logical choice for South Dakotans looking for quality health care coverage. Adherence to sound, consistent underwriting practices which result in stable, reasonable rates allow us to maintain a client retention rate in excess of 90%. DAKOTACARE is constantly striving to offer benefit packages that fit the needs of our customers, and to develop disease-specific programs to help our members lead healthier lives.

As we embark on the first year of the new millenium, we look forward to the many opportunities that lie before us. We also wish to acknowledge the individuals who were so instrumental in getting us to this point. The loyal and committed physicians of South Dakota, the dedicated DAKOTACARE staff, and our outstanding agent force have all played major roles in the Company's success.

We wish to thank you for your interest in DAKOTACARE, and invite the continued support of your company, South Dakota's Own.

K. Gene Koob, M.D.                                 L. Paul Jensen

/s/_K. Gene Koob, M.D.___                          /s/_L. Paul Jensen___

President                                          Chief Executive Officer


                                    South Dakota's Own DAKOTACARE    |   1

DESCRIPTION OF BUSINESS
South Dakota State Medical Holding Company, Incorporated (the Company, Corporation or DAKOTACARE), was incorporated in the State of South Dakota on May 5, 1988. Its corporate offices are located at 1323 South Minnesota Avenue, Sioux Falls, South Dakota, 57105. The Articles of Incorporation permit the Company to engage in the development of quality comprehensive health care delivery systems; to conduct, promote, or operate alternative health care delivery systems and other contractual health service arrangements, including but not limited to, traditional third party reimbursement systems, preferred provider organizations, and health maintenance organizations (HMO).

The Company contracts with over 98% of the physicians in the State of South Dakota, 100% of the hospitals in the State of South Dakota, and many other health care providers to provide medical services to its enrollees. Physicians who are members of the South Dakota State Medical Association and who complete the Company's credentialing process may participate with the Company by purchasing one share of Class A voting preferred stock of the Company for $10. The fee for non-members is $1,000. The South Dakota State Medical Association owns 100% of the Class B voting preferred stock of the Company, and through this ownership, maintains voting control of the Company.

The Company's agreements with participating physicians stipulate compensation on a fee-for-service basis utilizing a relative value schedule developed by the Company. This schedule assigns a value (measured in number of units) for each individual service for which a physician may perform and submit a bill. These values are then multiplied by an overall value per unit assigned by the Company, and the product is the maximum amount allowed for payment to the physician. Actual reimbursement is at the lower of this product or the actual billed amount. The Company, at least annually, reviews the unit values and makes adjustments when considered necessary. The effect of this reimbursement mechanism is to establish a maximum allowable reimbursement, which is not dependent upon actual billed charges. Regardless of the physician bill, reimbursement will never exceed the maximum amount established by the relative value schedule. Physicians also may not bill patients for any excess of the billed charge over the amount allowed by the Company, but instead have contractually agreed to hold the patient harmless for any such amounts.

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to and allowed by the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. The percentage withheld for years 1998 through 2000 was 15%. The contingency reserve withholding is also designed to encourage efficient medical practice by the physicians. Less expensive medical outcomes enhance net income and consequently, an increased likelihood of contingency reserve payouts to the physicians. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. The Company withheld from payment to the participating physicians $1,497,780 and $1,375,904 for the years ended December 31, 2000 and 1999, respectively. Payments to physicians are made at such times as the Board of Directors approves payouts. The recorded liability for contingency reserves at December 31, 2000 and 1999, was $2,875,472 and $2,723,351, respectively. The recorded liability is equal to actual amounts withheld plus or minus claims adjustments for the years ended December 31, 2000 and 1999, and for the years ended December 31, 1999 and 1998, respectively.

In 1992, the Company incorporated DAKOTACARE Administrative Services, Incorporated (DAS), a wholly owned subsidiary of the Company. In 1994, the Company organized and then purchased a 50.11% interest in Dakota Health Plans, Incorporated (DHP). During December of 1998, DHP ceased business operations and the Company expects to fully dissolve DHP in 2001. In January 1996, the Company incorporated DAKOTACARE Insurance, Ltd.

                                    South Dakota's Own DAKOTACARE    |   2

(DIL), a wholly owned subsidiary of the Company. DIL was formed to accept reinsurance risk on stop-loss policies of DAS and DHP customers, reinsurance risk on group term life insurance coverage of DAKOTACARE and DAS customers and other insurance risks. In August 2000, the Company organized and purchased a 54.35% interest in Carewest, Inc. (Carewest). The Articles of Incorporation of DAS, DHP and Carewest permit them to engage in the development of Third Party Administration(TPA) services for health and welfare plans. Carewest has subcontracted with DAS to perform a substantial part of the TPA activities.

PRODUCTS AND MARKETING
The Company markets its products under the trade name of DAKOTACARE. The Company has three reportable segments as defined by FASB Statement No. 131. The segments' products include group managed health care products (HMO), managed care and claims administration services for self-insured employer groups (TPA) and the reinsurance segment, which provides excess medical stop loss coverage to the self insured employer groups. A detailed analysis of the various segments is contained in the Notes to the Consolidated Financial Statements-Note 12. The Company markets its products through an exclusive network of independent insurance agents throughout South Dakota.

The Company markets its products to employer groups with a minimum of two covered employees and its' customers range in size from employers of this size to its largest customer with over 7600 employees. As of January 1, 2001, DAKOTACARE and its subsidiaries provided health care services and ancillary products to approximately 90,000 individuals.

Approximately 12% of the state's population and approximately 18% of DAKOTACARE's target market of approximately 450,000 is served by DAKOTACARE and its subsidiaries, which does not include Medicare and Medicaid populations, federal employee groups, the individual policy market, and other potential populations. The Company's HMO enrollment, which was approximately 24,000 at the end of 1998 and 1999, increased to approximately 30,000 by the end of 2000. Net enrollment added for January 1, 2001 was approximately 2,000 members. Commencing in 1993, the Company began its TPA business and by January 1, 2001, had enrolled approximately 58,000 ASO enrollees, bringing the total individuals served by the Company and its' subsidiaries to approximately 90,000. The Company's HMO client disenrollment rate is lower than the industry rate as a whole. All underwriting and pricing decisions are made by the DAKOTACARE underwriting department based on underwriting policy and guidelines established by senior management. DAKOTACARE's underwriters evaluate the prior loss history, the inherent risk characteristics, and the demographic makeup of the applicants where appropriate.

The Company's policy is to reinsure that portion of risk in excess of $125,000 in 2000 and 1999 of covered hospital inpatient expenses of any enrollee per contract year. The covered expenses are subject to a coinsurance provision which ranged from 50% to 90% in 2000 and 75% to 90% in 1999 based on average daily amounts specified in the plan. They are also subject to a $2,000,000 lifetime maximum benefit per enrollee in 2000 and 1999. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement. The reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

The Company operates under a license issued by the South Dakota Department of Commerce and Regulation, Division of Insurance, for the operation of the health maintenance organization. DAS, DHP and Carewest are also registered as third party administrators in South Dakota and several other states. The Company has also received certification from the South Dakota Department of Labor as a workers' compensation managed care plan.

The Company continually seeks out and evaluates opportunities for future growth and expansion. These opportunities may include acquisitions or dispositions of segments of its operations, marketing of insurance products underwritten by other companies, the internal development of new products and techniques for the containment of health care costs, and the measurement of the outcomes and efficiency of health care delivered.

                                    South Dakota's Own DAKOTACARE    |   3

ENROLLMENT BY COUNTY

DAKOTACARE supports its statewide enrollment with sales and service locations throughout South Dakota. As a DAKOTACARE member, you're never far away from a helpful voice.

PROVIDERS BY CITY

DAKOTACARE contracts with over 1800 participating providers in over 125 communities across South Dakota, as well as our national network of Centers of Excellence which provides transplant and trauma services not available in the state. We also have contracts with medical and pharmacy networks across the United States which enable us to serve our clients' employees who live outside the state.

DAKOTACARE's Provider Network is unequaled in its ability to provide true savings to employers and freedom of choice to members.

                                       South Dakota's Own DAKOTACARE    |   4

Aurora                               354
Beadle                              1685
Bennett                               52
Bon Homme                            977
Brookings                           5717
Brown                               3048
Brule                                520
Buffalo                                3
Butte                                552
Campbell                              21
Charles Mix                          692
Clark                                792
Clay                                1971
Codington                           4408
Corson                                51
Custer                               544
Davison                             3618
Day                                  546
Deuel                                314
Dewey                                 46
Douglas                              373
Edmunds                              418
Fall River                           314
Faulk                                220
Grant                                925
Gregory                              240
Haakon                               102
Hamlin                               602
Hand                                 266
Hanson                               517
Harding                               26
Hughes                              5677
Hutchinson                           805
Hyde                                  70
Jackson                              125
Jerauld                              281
Jones                                 70
Kingsbury                            811
Lake                                1851
Lawrence                            1432
Lincoln                             1128
Lyman                                281
Marshall                             238
McCook                               437
McPherson                            142
Mead                                1101
Mellette                              26
Miner                                184
Minnehaha                          21147
Moody                                827
Pennington                          5627
Perkins                              111
Potter                               333
Roberts                              357
Sanborn                              392
Shannon                               39
Spink                               1374
Stanley                              754
Sully                                173
Todd                                  41
Tripp                                669
Turner                               690
Union                                812
Walworth                             276
Yankton                             2393
Ziebach                               31

                                       South Dakota's Own DAKOTACARE    |   5

STOCK PRICES
There is no active trading for shares of stock of the Company and the stock is not listed on any exchange or over-the-counter market, but a limited number of exchanges of Class C shares have occurred directly between interested buyers and sellers. The Company does not regularly receive price information on these transactions. The amended and restated Articles of Incorporation of the Company currently restrict the ownership of shares as follows: (i) the ownership of the Company's Class A voting preferred stock is restricted to medical or osteopathic physicians who have executed participating agreements with the Company and may not be issued to or held by any hospital, (ii) the ownership of the Company's Class B voting preferred stock is restricted to the South Dakota State Medical Association, and (iii) the ownership of the Company's Class C non-voting common stock is restricted to (a) medical or osteopathic physicians who have executed participating physician agreements with the Company, (b) a trust or self-directed individual retirement account controlled by such physicians, (c) professional corporations, partnerships, or other entities domiciled in the state of South Dakota, and in which a participating physician is a shareholder, partner, or employee in the practice of medicine, (d) management employees or agents of the Company, the South Dakota State Medical Association, the South Dakota Foundation for Medical Care, or (e) a spouse or child of a shareholder of the Company, if such shares were first held by one of the persons or entities entitled to own Class C common stock. In addition, the Class C non-voting common stock may not be issued or transferred to any hospital or to any natural person or entity who is not a resident or domiciliary of the state of South Dakota.

SHARES ELIGIBLE FOR FUTURE SALE
The Company's Class A voting preferred stock is nontransferable and ownership of the Company's Class B voting preferred stock is restricted to the South Dakota State Medical Association. Approximately 95,400 shares of the Company's Class C non-voting stock are currently owned by the officers and directors of the Company. All of the remaining Class C shares are eligible for resale under Rule 144(k) of the Securities Act of 1933, as amended, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation. The Company intends to register under the Act the officers' and directors' outstanding Class C non-voting common stock to enable the public resale of such shares by the holders thereof, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation.

HOLDERS
As of March 21, 2001, there were 1,195 holders of record of Class A preferred stock, 1 holder of Class B preferred stock, and 694 holders of record of Class C common stock. There are no options or warrants outstanding.


DIVIDENDS
The Class A and B preferred stock are not entitled to dividends. The Company is Board of Directors, at its discretion, can elect to pay dividends in any amount subject to availability of funds and regulatory requirements. As long as the Company exceeds required regulatory capital as required by the Division, there are no dividend restrictions. Regulatory capital as required by the Division at December 31, 2000 and 1999 was $200,000 on a statutory basis of accounting, which the Company significantly exceeded. During 2000 and 1999, the Company paid dividends of $69,930 and $73,267, respectively, on Class C stock.

                                    South Dakota's Own DAKOTACARE    |   6

STOCK REPURCHASE PLAN
As a service to the Company's shareholders to facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. During 2000 and 1999, 34,341 and 32,397 shares, respectively, were acquired for the treasury under the program. The value per share was computed using guidelines established in 1995 by an investment organization, and updated using audited consolidated financial statements. These calculations are tested for accuracy and consistency by an independent accounting firm. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program.

UNREGISTERED SALES OF SECURITIES
Ownership of the Company's Class A Voting Preferred Stock is restricted to medical or osteopathic physicians who have executed participating physician agreements with the Company. Class A Preferred Stock is nontransferable and holders of these shares do not receive dividends. Each such physician is issued one share of Class A Voting Preferred Stock upon execution of his or her participation agreement and the payment of $10 per share. Upon the termination of a physician's participation agreement, his or her share of Class A Preferred Stock is canceled. During 2000, the Company issued a net increase of 31 shares of Class A Preferred Stock to physicians who entered into participation agreements with the Company. To the extent that the registration provisions of the Securities Act of 1933, as amended, were applicable to these transactions, the Company relied on the exemption from registration contained in Section 4(2) of that act.

                                    South Dakota's Own DAKOTACARE    |   7

TOTAL ASSETS
1996 $12.8 million
1997  14.0 million
1998  14.3 million
1999  13.7 million
2000  17.7 million

TOTAL REVENUE
1996 $34.1 million
1997  40.8 million
1998  41.4 million
1999  39.6 million
2000  49.3 million

CASH & INVESTMENTS
1996 $ 9.3 million
1997  10.4 million
1998  10.3 million
1999   9.8 million
2000  12.8 million


ENROLLMENT-JANUARY 1
1996  80.8 thousand
1997  82.6 thousand
1998  78.3 thousand
1999  72.0 thousand
2000  80.6 thousand


                                    South Dakota's Own DAKOTACARE    |   8

FINANCIAL REVIEW

Consolidated Balance Sheets                            Pages 10-11

Consolidated Statements of Operations                      Page 12

Consolidated Statements of Stockholders' Equity            Page 13

Consolidated Statements of Cash Flows                  Pages 14-15

Notes to Consolidated Financial Statements             Pages 16-24

Independent Auditor's Report
on the Financial Statements                                Page 25

Management's Discussion and Analysis of Financial
Condition and Results of Operations                    Pages 26-29

Selected Financial Data                                    Page 30

Directors and Executive Officers                           Page 31

Shareholder Information                                    Page 31

Agent Directory                                            Page 32


                                    South Dakota's Own DAKOTACARE    |   9

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999


ASSETS                                                  2000            1999
-------------------------------------------------------------------------------

Current Assets
  Cash and cash equivalents                        $ 7,439,514      $ 5,494,336
  Investment in securities held to maturity
   (Note 5)                                            455,018          431,570
  Certificates of deposit                              500,000          500,000
  Receivables (Note 3)                               1,869,688          929,028
  Prepaids and other assets                            101,430          140,513
  Deferred income taxes (Note 8)                       811,000          639,000
                                                   ----------------------------
    TOTAL CURRENT ASSETS                            11,176,650        8,134,447
                                                   ----------------------------


Long-Term Investments
  Investment in securities held to maturity
   (Note 5)                                          4,205,220        3,055,769
  Investment in securities available for sale
   (Note 5)                                            125,400          286,400
  Pledged certificates of deposit (Note 5)             700,000          500,000
  Certificate of deposit                                50,000           50,000
  Contracts with life insurance companies              101,119          107,089
                                                   ----------------------------
                                                     5,181,739        3,999,258
                                                   ----------------------------


Property and Equipment, at cost,
  net of accumulated depreciation                      903,191        1,110,477


Deferred Income Taxes (Note 8)                         442,000          409,600
                                                   ----------------------------
                                                   $17,703,580      $13,653,782
                                                   ----------------------------
                                                   ----------------------------

See Notes to Consolidated Financial Statements.
                                    South Dakota's Own DAKOTACARE    |   10

LIABILITIES AND STOCKHOLDERS' EQUITY                   2000             1999
-------------------------------------------------------------------------------

Current Liabilities
  Reported and unreported claims payable (Note 7)  $ 5,831,471      $ 4,667,253
  Unearned premiums and administration fees          1,026,511          849,777
  Accounts payable and accrued expenses              1,712,748          818,401
  Contingency reserves payable (Note 6)              1,300,000        1,300,000
                                                   ----------------------------
     TOTAL CURRENT LIABILITIES                       9,870,730        7,635,431
                                                   ----------------------------
Contingency Reserves Payable (Note 6)                1,575,472        1,423,351
                                                   ----------------------------
Minority Interest in Subsidiaries                      349,331          355,001
                                                   ----------------------------
Commitments and Contingencies (Notes 4 and 13)

Stockholders' Equity (Note 9)
  Class A preferred, voting, no par value, $10
    stated value, 2,500 shares authorized; 1,179
    and 1999                                            11,790           11,480
  Class B preferred, voting, no par value,
    $1 stated value, 2,500 shares authorized;
    issued and outstanding 1,300 shares                  1,300            1,300
  Class C common, nonvoting, $.01 par value,
    10,000,000 shares authorized; issued
    1,505,760 shares                                    15,058           15,058
  Additional paid-in capital                         3,749,342        3,749,342
  Retained earnings                                  2,960,959        1,076,912
  Accumulated other comprehensive income (loss)         (1,223)         (34,914)
  Less cost of Class C common treasury stock,
    2000 107,153 shares, 1999 72,812 shares           (829,179)        (579,179)
                                                   ----------------------------
                                                     5,908,047        4,239,999
                                                   ----------------------------
                                                   $17,703,580      $13,653,782
                                                   ----------------------------
                                                   ----------------------------

                                     South Dakota's Own DAKOTACARE    |   11

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                            2000                1999                1998
--------------------------------------------------------------------------------------------

Revenues:
  Premiums                              $ 44,090,588        $ 34,705,625        $ 36,157,947
  Less premiums ceded for reinsurance       (517,055)           (457,120)           (440,396)
                                        ------------        ------------        ------------
                                          43,573,533          34,248,505          35,717,551
  Third party administration fees          3,371,746           3,060,583           3,080,947
  Investment income                          767,185             513,599             606,615
  Other income                               711,488             605,401             647,850
                                        ------------        ------------        ------------
        TOTAL REVENUES                    48,423,952          38,428,088          40,052,963
                                        ------------        ------------        ------------

Operating expenses:
  Claims incurred                         35,286,842          30,539,355          31,318,143
  Less reinsurance recoveries               (136,291)           (444,296)           (703,563)
                                        ------------        ------------        ------------
                                          35,150,551          30,095,059          30,614,580
  Personnel expenses                       4,486,221           4,084,953           3,891,275
  Commissions                              1,757,300           1,385,917           1,425,808
  Professional fees expenses               1,075,733           1,040,665           1,020,213
  Office expenses                            687,326             680,132             625,614
  Occupancy expenses                         787,892             693,391             657,207
  State insurance taxes                      541,413             418,872             458,519
  Advertising expenses                       417,676             386,280             378,638
  Other general and administrative expenses  641,616             457,181             378,000
                                        ------------        ------------        ------------
        TOTAL OPERATING EXPENSES          45,545,728          39,242,450          39,449,854
                                        ------------        ------------        ------------
        INCOME (LOSS) BEFORE INCOME
          TAXES AND MINORITY INTEREST      2,878,224            (814,362)            603,109
Income taxes (benefit) (Note 8)            1,034,917            (196,943)            123,625
                                        ------------        ------------        ------------
INCOME (LOSS) BEFORE MINORITY INTEREST     1,843,307            (617,419)            479,484
Minority interest in income (loss)
  of subsidiaries                           (110,670)              4,395              (3,554)
                                        ------------        ------------        ------------
        NET INCOME (LOSS)               $  1,953,977         $  (621,814)       $    483,038
                                        ------------        ------------        ------------
                                        ------------        ------------        ------------

Earnings (loss) per common share        $       1.38         $     (0.43)      $        0.33
                                        ------------        ------------        ------------
                                        ------------        ------------        ------------

See Notes to Consolidated Financial Statements.

                                     South Dakota's Own DAKOTACARE    |   12

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                               Additional
                                             Comprehensive      Capital          Paid-In
                                                 Income          Stock           Capital
- ---------------------------------------------------------------------------------------
Balance, December 31, 1997                                     $ 27,048       $ 3,749,342
   Issuance of Class A preferred stock                              900                 -
   Redemption of Class A preferred stock                           (540)                -
   Dividends paid on Class C common stock                             -                 -
   Purchase of treasury stock (Note 9)                                -                 -
   Comprehensive income:
      Net income                              $  483,038              -                 -
      Net change in unrealized loss on
        securities available for sale               (697)             -                 -
                                              -----------
      Comprehensive income                    $  482,341
                                              -------------------------------------------
Balance, December 31, 1998                                       27,048         3,749,342
   Issuance of Class A preferred stock                              850                 -
   Redemption of Class A preferred stock                           (420)                -
   Dividends paid on Class C common stock                             -                 -
   Purchase of treasury stock (Note 9)                                -                 -
   Comprehensive income:
      Net (loss)                              $ (621,814)             -                 -
      Net change in unrealized loss on
        Securities available for sale            (26,276)             -                 -
                                              -----------
      Comprehensive income                    $ (648,090)
                                              -------------------------------------------
Balance, December 31, 1999                                       27,838         3,749,342
   Redemption of Class A preferred stock                           (640)                -
   Dividends paid on Class C common stock                             -                 -
   Purchase of treasury stock (Note 9)                                -                 -
   Comprehensive income:
      Net income                              $1,953,977              -                 -
      Net change in unrealized loss on
        Securities available for sale             33,691              -                 -
                                              -----------
      Comprehensive income                    $1,987,668
                                              -------------------------------------------
Balance, December 31, 2000                                     $ 28,148       $ 3,749,342
                                                             ----------------------------
                                                             ----------------------------

See Notes to Consolidated Financial Statements.


                                                        Accumulated
                                                           Other
                                           Retained    Comprehensive   Treasury
                                           Earnings        Income        Stock     Total
- --------------------------------------------------------------------------------------------
Balance, December 31, 1997                $ 1,435,709   $ (7,941)   $       -    $ 5,204,158
   Issuance of Class A preferred stock              -          -            -            900
   Redemption of Class A preferred stock            -          -            -           (540)
   Purchase of treasury stock (Note 9)              -          -     (280,480)      (280,480)
   Dividends paid on Class C common stock    (146,754)         -            -       (146,754)
   Comprehensive income:
      Net income                              483,038          -            -        483,038
      Net change in unrealized loss on
        securities available for sale               -       (697)           -           (697)
      Comprehensive income
                                   -----------------------------------------------------------
Balance, December 31, 1998                  1,771,993     (8,638)    (280,480)     5,259,625
   Issuance of Class A preferred stock              -          -            -            850
   Redemption of Class A preferred stock            -          -            -           (420)
   Dividends paid on Class C common stock     (73,267)         -            -        (73,267)
   Purchase of treasury stock (Note 9)              -          -     (298,699)      (298,699)
   Comprehensive income:
      Net (loss)                             (621,814)         -            -       (621,814)
      Net change in unrealized loss on
        securities available for sale               -    (26,276)           -        (26,276)
      Comprehensive income (loss)
                                   -----------------------------------------------------------
Balance, December 31, 1999                  1,076,912    (34,914)    (579,179)     4,239,999
   Issuance of Class A preferred stock              -          -            -            950
   Redemption of Class A preferred stock            -          -            -           (640)
   Dividends paid on Class C common stock     (69,930)         -            -        (69,930)
   Purchase of treasury stock (Note 9)              -          -     (250,000)      (250,000)
   Comprehensive income:
      Net income                            1,953,977          -            -      1,953,977
      Net change in unrealized loss on
        securities available for sale               -     33,691            -         33,691
      Comprehensive income
                                   -----------------------------------------------------------
Balance, December 31, 2000                $ 2,960,959   $ (1,223)  $ (829,179)   $ 5,908,047
                                   -----------------------------------------------------------
                                   -----------------------------------------------------------

                                    South Dakota's Own DAKOTACARE    |   13

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                      2000            1999           1998
----------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
 Net income (loss)                                 $1,953,977     $ (621,814)    $  483,038
 Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
   Depreciation                                       336,776        329,472        307,211
   Minority interest in income (loss) of subsidiaries(110,670)         4,395         (3,554)
   Amortization of discounts and premiums on
     investments and certificates of deposit, net    (134,399)      (130,662)      (138,461)
   Loss on disposal of equipment                       16,076              -              -
   Loss on sale of equity securities                   27,437              -              -
   (Increase) decrease in receivables                (940,660)       323,752       (453,385)
   (Increase) decrease in prepaids and other assets    39,083         13,417        (29,201)
   (Increase) decrease in deferred income taxes      (204,400)        33,400         60,000
   Increase in reported and unreported
     claims payable                                 1,164,218        257,631        245,818
   Increase in accounts payable
     and accrued expenses                             894,347         98,632         32,875
   Increase in unearned premiums
     and administration fees                          176,734         10,734        209,260
   Increase (decrease) in contingency
     reserves payable                                 152,121         32,783       (273,278)
                                                  ------------------------------------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES    3,370,640        351,740        440,323
                                                  ------------------------------------------
 Cash Flows From Investing Activities
   Available for sale securities:
     Purchased                                        (46,310)        (6,976)        (6,397)
     Sales                                            213,564              -              -
   Held to maturity securities:
     Matured                                          437,248        560,000        985,000
     Purchased                                     (1,484,233)             -       (367,364)
   Proceeds from maturities of certificates
     of deposit                                     1,000,000      1,075,000      1,447,000
   Purchase of certificates of deposit             (1,200,000)    (1,000,000)    (1,175,000)
   (Increase) decrease in contracts with
     life insurance companies                           5,970        (15,245)       (19,000)
   Purchase of property and equipment                (145,566)      (526,943)      (256,533)
                                                  ------------------------------------------
       NET CASH PROVIDED BY (USED IN)
         INVESTING ACTIVITIES                      (1,210,842)       141,675        891,254
                                                  ------------------------------------------

See Notes to Consolidated Financial Statements.

                                    South Dakota's Own DAKOTACARE    |   14

                                                         2000           1999           1998
                                                    ------------------------------------------
 Cash Flows From Financing Activities
   Proceeds from issuance of capital stock           $      950     $      850     $      900
   Redemption of capital stock                             (640)          (420)          (540)
   Payment of dividends                                 (69,930)       (73,267)      (146,754)
   Purchase of treasury stock                          (250,000)      (298,699)      (280,480)
   Minority investment in subsidiary                    105,000              -              -
                                                    ------------------------------------------
        NET CASH (USED IN) FINANCING ACTIVITIES        (214,620)      (371,536)      (426,874)
                                                    ------------------------------------------
        INCREASE IN CASH AND CASH EQUIVALENTS         1,945,178        121,879        904,703


 Cash and Cash Equivalents
   Beginning                                          5,494,336      5,372,457      4,467,754
                                                    ------------------------------------------
   Ending                                            $7,439,514     $5,494,336     $5,372,457
                                                    ------------------------------------------
                                                    ------------------------------------------
 Supplemental Disclosures of Cash Flow Information
   Cash payments for:
     Income taxes, net of refunds                    $1,007,032     $ (250,000)    $  315,275

 Supplemental Disclosures of Noncash Investing
   and Financing Activities
     (Increase) decrease in unrealized loss on
       securities available for sale                 $   33,691     $  (26,276)    $     (697)


                                  South Dakota's Own DAKOTACARE    |   15

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: South Dakota State Medical Holding Company, Incorporated (the Company), is a South Dakota licensed health maintenance organization (HMO) d/b/a DAKOTACARE. The Company has contracted with hospitals, physicians and other providers to provide health care services to policyholders. Policyholders are employee groups located in South Dakota.

A summary of the Company's significant accounting policies follows:

PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, DAKOTACARE Administrative Services, Incorporated (DAS), and DAKOTACARE Insurance, LTD. (DIL), its 50.11% owned subsidiary, Dakota Health Plans, Incorporated (DHP), and its 54.35% owned subsidiary, Carewest, Inc. (Carewest). DAS, DHP, and Carewest are third party administrators of health care plans for independent employer companies. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS' self funded customers. In August 2000, the Company organized and purchased a majority interest in Carewest, Inc. Its function as a third party administrator focuses on the market in western South Dakota. During December of 1998, DHP ceased business operations. Management expects to formally dissolve DHP during 2001 with no material effect on the consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.

BASIS OF FINANCIAL STATEMENT PRESENTATION: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the liabilities for contingency reserves payable and reported and unreported claims payable.

CASH AND CASH EQUIVALENTS: For purposes of reporting the statements of cash flows, the Company includes as cash equivalents all cash accounts and highly liquid debt instruments which are not subject to withdrawal restrictions or penalties. Certificates of deposit are considered investments as all have been purchased with maturities in excess of ninety days. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

INVESTMENT SECURITIES: Investment securities classified as held to maturity are those debt securities that the Company has both the intent and ability to hold to maturity regardless of changes in market condition, liquidity needs, or changes in general economic conditions. These securities are stated at amortized cost.

Investment securities classified as available for sale are marketable equity securities and those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Investment securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in comprehensive income, net of the related deferred tax effect.

Premiums and discounts on investments in debt securities are amortized over their contractual lives, except for collateralized mortgage obligations, for which prepayments are probable and of the underlying mortgages. The method of amortization results in a constant effective yield on those securities (the interest method). Interest on debt securities is recognized in income as accrued. realized gains and losses on the sale of investment securities are determined using the specific identification method.

DEPRECIATION: Building and building improvements are depreciated using straight-line methods over the estimated useful lives of the assets, which are twenty to thirty-nine years. Depreciation on furniture, equipment and automobiles is computed using straight-line methods based upon the estimated useful lives of the respective assets, which is principally five to seven years. A summary of property and equipment is as follows:

                                               2000                1999
                                          ----------------------------------
Furniture, equipment and automobiles       $ 2,248,544         $ 2,740,214
Building and building improvements              53,370              53,370
Other                                          134,818             134,818
                                          ----------------------------------
                                             2,436,732           2,928,402
Less accumulated depreciation                1,533,541           1,817,925
                                          ----------------------------------
                                            $  903,191         $ 1,110,477
                                          ----------------------------------
                                          ----------------------------------

                                 South Dakota's Own DAKOTACARE    |   16

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REVENUE RECOGNITION: Premiums are billed in advance of their respective coverage periods. Income from such premiums is recorded as earned during the coverage period; the unearned portion of premiums received prior to the end of the coverage period is recorded as unearned premiums. Revenue is reduced by reinsurance premiums ceded to reinsurance companies. Third party administration fees are recorded as earned in the period in which the related services are performed. The unearned portion of fees received but not earned prior to the end of the contract is recorded as unearned administration fees.

REPORTED AND UNREPORTED CLAIMS PAYABLE: The coverage offered by the Company is on an occurrence basis which provides for payment of claims which occur during the period of coverage regardless of when the claims are reported. Reported and unreported claims payable consist of actual claims reported to be paid and estimates of health care services rendered but not reported and to be paid. The liabilities for reported and unreported claims payable have been estimated by utilizing statistical information developed from historical data, current enrollment, health service utilization statistics and other related information. In addition, the Company uses the services of an independent actuary in the determination of its year end liabilities. The accruals are continually monitored and reviewed and as adjustments to the estimated liabilities become necessary, such adjustments are reflected in current operations.

INCOME TAXES: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS (LOSS) PER COMMON SHARE: Earnings (loss) per common share was calculated by dividing net income (loss) by the weighted average number of Class C common shares outstanding during each period. The weighted average number of Class C common shares outstanding was 1,412,869 in 2000, 1,448,600 in 1999, and 1,482,635 in 1998. All references to earnings (loss) per share in the consolidated financial statements are to basic earnings (loss) per share, as the Company has no potentially issuable common stock.


NOTE 2.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents and certificates of deposit: The carrying amount approximates fair value because of the relative short maturity of those instruments.

Investments: Fair values for the Company's investment securities are based on quoted market prices. At December 31, 2000, the carrying amount and fair value of the Company's investment securities was $4,785,638 and $4,866,245, At December 31, 1999, the carrying amount and fair value of the Company's investment securities was $3,773,739 and $3,760,201, respectively.

Accrued interest receivable: The carrying amount approximates fair value due to the nature of the balances recorded.


                           South Dakota's Own DAKOTACARE    |   17

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. RECEIVABLES

Receivables consist of the following:

                                                 2000            1999
                                               --------      ----------
  Drug manufacturer chargebacks              $  272,853     $  145,064
  Premiums                                       91,218         86,667
  Subrogation, net of recovery expenses          72,730         88,500
  Interest                                       38,238         21,099
  Reinsurance                                    51,158              -
  Income taxes                                   13,600        252,000
  Funds withheld by ceding insurer              145,470        115,270
  Lawsuit settlement                            850,000              -
  Other                                         334,421        220,428
                                             ----------      ----------
                                              1,869,688        929,028
  Less allowance for doubtful accounts               --             --
                                             ----------      ----------
                                             $1,869,688     $  929,028
                                             ----------      ----------
                                             ----------      ----------

NOTE 4. REINSURANCE

The Company's policy is to reinsure that portion of risk in excess of $125,000 of covered hospital inpatient expenses of any enrollee per contract year, subject to a coinsurance provision which ranged from 50% to 90% based on average daily amounts specified in the plan, and a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement.

This reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a any enrollee that moves out of the service area of the Company.

NOTE 5. INVESTMENT SECURITIES

Investment securities at December 31, 2000 are as follows:

                                                         Gross         Gross       Estimated
                                        Amortized      Unrealized   Unrealized       Fair
                                           Cost          Gains       (Losses)        Value
                                      --------------------------------------------------------
Debt securities held to maturity:
  Obligations of U.S. treasury, government
    agencies and corporations          $1,315,979      $  37,177      $  (3,261)    $1,349,895
  Obligations of state and
    political subdivisions              2,657,348         36,977         (6,516)     2,687,809
  Corporate bonds                         684,822         16,263              -        701,085
  U.S. governmental agency collateralized
    mortgage obligations                    2,089              -            (33)         2,056
                                      --------------------------------------------------------
                                       $4,660,238      $  90,417      $  (9,810)    $4,740,845
                                      --------------------------------------------------------
                                      --------------------------------------------------------
Equity securities available for sale:
  Bond mutual fund                     $  126,623      $       -      $  (1,223)    $  125,400
                                      --------------------------------------------------------
                                      --------------------------------------------------------

                           South Dakota's Own DAKOTACARE    |   18

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and estimated fair values of debt securities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    December 31, 2000
                                            ------------------------------
                                              Amortized         Estimated
                                                 Cost           Fair Value
                                            ------------------------------

  Due in one year                           $   455,018        $   456,341
  Due after one year through five years       1,969,631          2,011,724
  Due after five years through ten years      2,160,040          2,194,511
  Due after ten years                            73,460             76,213
                                            ------------------------------
                                              4,658,149          4,738,789
  Collateralized mortgage obligations             2,089              2,056
                                            ------------------------------
                                            $ 4,660,238        $ 4,740,845
                                            ------------------------------
                                            ------------------------------


Investment securities at December 31, 1999 are as follows:

                                                    Gross            Gross        Estimated
                                    Amortized     Unrealized       Unrealized        Fair
                                      Cost           Gains          (Losses)         Value
                                  -----------------------------------------------------------
Debt securities held to maturity:
  Obligations of U.S. treasury, government
    agencies and corporations     $   482,228     $   4,530        $   (284)      $   486,474
  Obligations of state and political
    subdivisions                    2,994,536        18,904         (36,364)        2,977,076
  U.S. governmental agency collateralized
    mortgage obligations               10,575             -            (324)           10,251
                                  ------------------------------------------------------------
                                  $ 3,487,339     $  23,434        $(36,972)      $ 3,473,801
                                  ------------------------------------------------------------
                                  ------------------------------------------------------------
Equity securities available for sale:
  Bond mutual funds               $   321,314     $       -        $(34,914)      $   286,400
                                  ------------------------------------------------------------
                                  ------------------------------------------------------------

The components of other comprehensive income (loss) - net change in unrealized
(loss) on securities available for sale are as follows:

                                                            Years Ended December 31,
                                                  ------------------------------------------
                                                       2000            1999          1998
                                                  ------------------------------------------
Unrealized holding gain (loss) arising
  during the period                               $   6,254        $(26,276)      $   (697)
Add reclassification adjustment for net
  losses realized in net income                      27,437               -              -
                                                  ------------------------------------------
          Net change in unrealized (loss)
            before income taxes                      33,691         (26,276)          (697)
Income taxes                                              -               -              -
                                                  ------------------------------------------
          Other comprehensive income - net
            change in unrealized (loss) on
            securities available for sale         $  33,691        $(26,276)      $   (697)
                                                  ------------------------------------------
                                                  ------------------------------------------

Proceeds from the sale of securities available for sale in 2000 were $213,564 and resulted in gross losses of $27,437. There were no sales of debt or equity securities during the years ended December 31, 1999 or 1998, and accordingly, no reclassification adjustments on investment securities for those years. At December 31, 2000 and 1999, no individual investments in obligations of state and political subdivisions exceeded 10% of the Company's equity. At December 31, 2000 and 1999, the Company had certificates of deposit of $700,000 and $500,000, respectively, on deposit with the South Dakota Department of Commerce and Regulation, Division of Insurance (Division of Insurance), to meet the deposit requirement of state insurance laws.


NOTE 6.  CONTINGENCY RESERVES PAYABLE

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. The percentage withheld for the years 1998 through 2000 was 15%. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves to be paid to participating physicians and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. Payments to physicians are made at such times as the Board of Directors approves payouts. The recorded liability at December 31, 2000, is equal to actual amounts withheld for the years ended December 31, 2000 and 1999. During 1999, the Company's Board of Directors, with approval from the Division of Insurance, voted to write off $1,043,131 of contingency reserves withheld in 1997, which reduced claims expense in 1999 and was accounted for as a change in accounting estimate. This change had the effect of decreasing net loss for 1999 by $688,470, or $.48 per common share, net of income taxes.


                           South Dakota's Own DAKOTACARE    |   19

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.  REPORTED AND UNREPORTED CLAIMS PAYABLE

Activity in the liability for reported and unreported claims payable is summarized as follows:

                                              2000                1999                1998
                                          ---------------------------------------------------
Balance at January 1                      $ 4,667,253         $ 4,409,622         $ 4,163,804
                                          ---------------------------------------------------
Incurred related to:
  Current year                             36,025,786          30,226,506          30,197,890
  Prior years                                (875,235)            911,684             416,690
  Contingency reserves written off                  -          (1,043,131)                  -
                                          ---------------------------------------------------
Total incurred                             35,150,551          30,095,059          30,614,580
                                          ---------------------------------------------------
Paid related to:
  Current year                             29,842,349          24,240,777          25,704,590
  Prior years                               4,195,142           5,321,000           4,710,337
                                          ---------------------------------------------------
Total paid                                 34,037,491          29,561,777          30,414,927
                                          ---------------------------------------------------
Less reinsurance recoverables at January 1          -            (275,651)           (229,486)
Plus reinsurance recoverables at December 31   51,158                   -             275,651
                                          ---------------------------------------------------
Balance at December 31                    $ 5,831,471         $ 4,667,253         $ 4,409,622
                                          ---------------------------------------------------
                                          ---------------------------------------------------


NOTE 8.  INCOME TAX MATTERS

The Company is taxable as a property and casualty insurance company under section 831 of the Internal Revenue Code. The code prescribes certain adjustments to book income to arrive at taxable income which include adjustments to unearned premiums, discounting of loss reserves and proration of tax-exempt income. In addition, increases in contingency reserves, which are included as claims expenses, are not allowable as tax deductions until actually paid. The Company files a consolidated income tax return with its wholly-owned subsidiaries, DAS and DIL.

The components of income tax expense as of December 31 are as follows:


                                    2000         1999           1998
                                ---------------------------------------
Current (recoverable)           $1,239,317   $ (230,343)     $  63,625
Deferred (benefit)                (204,400)      33,400         60,000
                                ---------------------------------------
                                $1,034,917   $ (196,943)     $ 123,625
                                ---------------------------------------
                                ---------------------------------------

Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to income before income taxes as a result of the following:

                                                       2000           1999          1998
                                                    ---------------------------------------
Computed "expected" tax expense (benefit)           $1,007,000     $(285,000)    $ 211,000
Tax exempt interest                                    (40,487)      (42,788)      (43,281)
Lobbying                                                 5,562         2,977         4,866
Reversal of (over) under accrual of
   Prior year's taxes                                   39,148             -       (26,576)
Change in valuation allowance for deferred
  tax assets                                            27,700       108,400             -
Effect of tax rate brackets and other                   (4,006)       19,468       (22,384)
                                                    ---------------------------------------
                                                    $1,034,917     $(196,943)    $ 123,625
                                                    ---------------------------------------
                                                    ---------------------------------------

                           South Dakota's Own DAKOTACARE    |   20

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The net deferred tax assets consist of the following components at December 31:

                                                                   2000           1999
                                                             ----------------------------
Deferred tax assets:
  Contingency reserves payable                               $   978,000      $   926,000
  Reported and unreported claims payable                          57,500           45,500
  Unearned premiums                                               68,000           50,800
  Accrued expenses and other                                     226,000           83,300
  Net unrealized loss on securities available for sale                 -           11,900
  Net operating loss carryforward of subsidiaries                148,000          108,400
                                                               1,477,000        1,225,900
  Less valuation allowance                                       148,000          120,300
                                                             ----------------------------
                                                               1,329,000        1,105,600
                                                             ----------------------------
Deferred tax liability:
  Property and equipment                                         (76,000)         (57,000)
                                                             ----------------------------
                                                             $ 1,253,000      $ 1,048,600
                                                             ----------------------------
                                                             ----------------------------

Reflected on the accompanying balance sheets as follows:

                                                                  2000           1999
                                                             ----------------------------
Current assets                                               $   811,000      $   639,000
Noncurrent assets                                                442,000          409,600
                                                             ----------------------------
                                                             $ 1,253,000      $ 1,048,600
                                                             ----------------------------
                                                             ----------------------------


NOTE 9.  CAPITAL STOCK

The Class A voting preferred stock is not entitled to receive dividends or other distributions, except for redemption by the Company. In the event of a liquidation, each share of Class A preferred stock would be given priority over Class B and C stock and would be entitled to receive a preferential payment in an amount up to (and not to exceed) its stated value of $10 per share. The Class A preferred stock is restricted to ownership by medical and osteopathic physicians who have executed a participating physician agreement with the Company and may not be issued to or held by a hospital.

The Class B voting preferred stock is restricted to ownership by the South Dakota State Medical Association, an affiliated company, and is not entitled to receive dividends.

The Class C nonvoting common stock is not entitled to cumulative dividends and has no preference in a liquidation. The Class C common stock is restricted to ownership by the following persons or entities: (1) physicians entitled to ownership of Class A stock, (2) a trust or self-directed individual retirement account controlled by a physician entitled to ownership of Class A stock, (3) a professional corporation, partnership or other entity domiciled in the State of South Dakota and in which a physician entitled to ownership of Class A stock is a shareholder, partner, or employee in the practice of medicine, (4) management, employees or agents of the Company, the South Dakota State Medical Association, or the South Dakota Foundation for Medical Care, or (5) the spouse or children of such physician or other person set forth in (1) or (4) above.

To facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program. The Board of Directors of the Company may, at any time, modify or terminate the Program. The Company may also, at its discretion, offer to repurchase shares of Common Stock outside of the Program in compliance with applicable laws. During 2000 and 1999, 34,341 and 32,397 shares, respectively, were acquired for the treasury under the Program.

                            South Dakota's Own DAKOTACARE    |   21

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Regulatory capital as required by the Division of Insurance at December 31, 2000 and 1999 was $200,000 on a statutory basis of accounting, which the Company significantly exceeded. As long as the Company exceeds required regulatory capital, it is not restricted by the Division of Insurance in the amount of dividends it may pay.

The Company is also subject to risk based capital (RBC) requirements promulgated by the National Association of Insurance Commissioners (NAIC). The RBC standards establish uniform minimum capital requirements for insurance companies. The RBC formula applies various weighting factors to financial balances or various levels of activities based on the perceived degree of risk. At December 31, 2000, the Company's stockholders' equity exceeded the minimum levels required by the RBC standards.


NOTE 10.  TRANSACTIONS WITH AFFILIATE

The Company leases office space from the South Dakota State Medical Association (Association). The Company has a one year lease which automatically renews for one year terms each January 1, unless terminated with at least 30 days notice prior to the end of the lease term. The 2000 lease renewal requires minimum rental payments of $211,016. Total rental payments for this office space for the years ended December 31, 2000, 1999 and 1998 were $217,162, $204,870 and $204,870, respectively.

The Company provides group health insurance coverage for employees of the Association. Total premium income from the affiliate for the years ended December 31, 2000, 1999 and 1998 was $55,689, $48,330, and $47,721,
respectively.

NOTE 11.  RETIREMENT PLAN AND DEFERRED COMPENSATION

The Company is included in a qualified money-purchase pension plan with the South Dakota State Medical Association and the South Dakota Foundation for Medical Care. This multiple-employer plan covers employees who have attained
age 21, and have completed one year of service.   Contributions, which are
required under the plan, were an amount equal to 11.5% of the participants' compensation for the twelve-month periods ending September 1, 2000, 1999 and 1998. Retirement plan expense for the years ended December 31, 2000, 1999 and 1998 was $275,421, $238,689, and $233,483, respectively.

In connection with employment contracts between the Company and certain officers, provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years of service to the Company and related organizations or attainment of the age of 65 or any earlier retirement age specified by the Board of Directors by resolution. At December 31, 2000 and 1999, $89,036 and $97,131, respectively, was accrued under these contracts.

NOTE 12.  SEGMENT INFORMATION

The Company has three reportable segments:  Health Maintenance Organization
(HMO), Third Party Administration (TPA) and Reinsurance. The HMO segment consists of the operations of the Company. The Company is a South Dakota systems. The TPA segment consists of the operations of DAS, DHP and Carewest, which are TPA's of health care plans for independent employer companies. The reinsurance segment consists of the operations of DIL. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS's self funded customers.

The Company evaluates performance and allocates resources based on net income determined under general accepted accounting principles. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates payroll costs incurred based on the activities of admitting new enrollees and in adjudicating claims. The HMO segment profit includes the equity in earnings
(loss) of the TPA and reinsurance segments. Intersegment revenues primarily relate to equipment rental charges which are based on the depreciation on the underlying assets.

The Company's reportable segments are derived from the operations of the Company and subsidiaries that offer different products. The reportable segments are managed separately because they provide distinct services.

                            South Dakota's Own DAKOTACARE    |   22

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2000
- --------------------------------------------------------------------------------------------
                                         HMO            TPA        Reinsurance       Totals
                                  ----------------------------------------------------------

Revenues from external customers   $ 44,194,355    $ 3,588,674    $ 661,462      $ 48,444,491
Intersegment revenues                         -        255,824            -           255,824
Investment income                       685,367         63,040       18,778           767,185
Depreciation expense                     80,549        256,227            -           336,776
Segment profit (loss)                 1,953,977       (168,270)      78,139         1,863,846
Equity in net income of subsidiaries     20,539              -            -            20,539
Income tax expense                    1,004,667         30,250            -         1,034,917
Segment assets                       16,838,497      1,839,801      598,647        19,276,945


Year Ended December 31, 1999
- -------------------------------------------------------------------------------------------
                                        HMO            TPA        Reinsurance       Totals
                                   --------------------------------------------------------
Revenues from external customers   $ 34,048,724    $ 3,259,507      $ 646,836    $ 37,955,067
Intersegment revenues                         -        241,325              -         241,325
Investment income                       455,461         44,138         14,000         513,599
Depreciation expense                     88,147        241,325              -         329,472
Segment (loss)                         (621,814)      (267,738)      (200,888)     (1,090,440)
Equity in net (loss) of subsidiaries   (473,021)             -              -        (473,021)
Income tax (benefit)                    (55,950)      (140,993)             -        (196,943)
Segment assets                       12,905,809      1,699,895        457,870      15,063,574


Year Ended December 31, 1998
- ------------------------------------------------------------------------------------------
                                         HMO            TPA        Reinsurance       Totals
                                   ----------------------------------------------------------
Revenues from external customers   $ 35,796,765    $ 3,540,988      $ 673,790    $ 40,011,543
Intersegment revenues                         -        236,526              -         236,526
Investment income                       538,170         55,333              -         593,503
Depreciation expense                     85,787        221,424              -         307,211
Segment profit (loss)                   483,038        (68,319)        23,345         438,064
Equity in net (loss) of subsidiaries    (41,420)             -              -         (41,420)
Income tax expense (benefit)            158,350        (34,725)             -         123,625
Segment assets                       13,607,488      1,953,572        475,006      16,036,066


                            South Dakota's Own DAKOTACARE    |   23

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                      2000           1999           1998
                                                ---------------------------------------------
Revenues
Total external revenues for reportable segments $ 48,444,491      $ 37,955,067   $ 40,011,543
Intersegment revenues for reportable segments        255,824           241,325        236,526
Elimination of intersegment revenues                (255,824)         (241,325)      (236,526)
Elimination of net income of subsidiaries             20,539          (473,021)       (41,420)
                                                ---------------------------------------------
    Total consolidated revenues                 $ 48,423,952      $ 38,428,088   $ 40,052,963
                                                ---------------------------------------------
                                                ---------------------------------------------

Income or Loss
Total income (loss) for reportable segments     $  1,863,846      $  1,090,440   $    438,064
Elimination of equity in net (loss)
  of subsidiaries                                     20,539          (473,021)       (41,420)
Minority interest in income (loss) of subsidiaries  (110,670)            4,395         (3,554)
                                                ---------------------------------------------
    Total consolidated net income (loss)        $  1,953,977       $  (621,814)  $    483,038
                                                ---------------------------------------------
                                                ---------------------------------------------

Assets
Total assets for reportable segments            $ 19,276,945      $ 15,063,574   $ 16,036,066
Elimination of intercompany receivable              (153,092)         (135,058)      (100,922)
Elimination of investment in subsidiaries         (1,420,273)       (1,274,734)    (1,657,755)
                                                ---------------------------------------------
    Total consolidated assets                   $ 17,703,580      $ 13,653,782   $ 14,277,389
                                                ---------------------------------------------
                                                ---------------------------------------------

NOTE 13.  LITIGATION

During 1998, a substantial claim was filed against the Company in circuit court which alleges wrongful non-renewal of a sales agency contract and seeks compensatory and punitive damages. As of March 2000, the lawsuit is still in the discovery stage. Management believes the lawsuit is without merit and the Company will vigorously defend itself in this matter.

In addition, the Company is involved in other legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management, there is no legal proceeding pending against or involving the Company for which the outcome is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company.



NOTE 14.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Year ended December 31, 2000         1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
-----------------------------------------------------------------------------------------------
Total revenues                      $10,812,637   $11,612,390    $12,350,361   $13,648,564
Claims incurred, net                  7,380,452     7,774,623      8,992,386    11,003,090 (1)
Total operating expenses              9,775,972    10,322,148     11,418,495    14,029,113
Net income (loss)                       679,234       788,872        647,474      (161,603)

Earnings (loss) per share           $      0.47   $      0.55    $      0.46   $     (0.11)


Year ended December 31, 1999         1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
-----------------------------------------------------------------------------------------------
Total revenues                      $ 9,318,509   $ 9,438,767    $ 9,719,459   $ 9,951,353
Claims incurred, net                  7,656,802     8,332,346      7,745,387     6,360,524 (2)
Total operating expenses              9,947,714    10,896,476      9,964,848     8,433,412
Net income (loss)                      (379,685)   (1,006,261)    (1,026,572)    1,790,704 (2)

Earnings (loss) per share           $     (0.26)  $     (0.69)   $     (0.71)  $      1.24

(1) Includes an $850,000 receivable (reduction of incurred amount) and $420,000 payable (increase in incurred amount) recorded in the fourth quarter of 2000 relating to the settlement of two separate lawsuits relating to claims paid in prior years.

(2) During the fourth quarter of 1999, the Company wrote off contingency reserves of $1,043,131, and also reversed a valuation allowance on deferred tax assets of $913,000 which had been recorded in prior quarters.

                            South Dakota's Own DAKOTACARE    |   24

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
South Dakota State Medical Holding Company, Incorporated
   d/b/a DAKOTACARE
Sioux Falls, South Dakota

We have audited the accompanying consolidated balance sheets of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.


                                    /s/ McGLADREY & PULLEN, LLP


Sioux Falls, South Dakota
March 6, 2001


                            South Dakota's Own DAKOTACARE    |   25

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

GENERAL
The following operating statistics are presented for DAKOTACARE's operation as a health maintenance organization only and do not include the operations of its subsidiaries for the years ended December 31, 2000, 1999, 1998, and 1997. The results indicated in the following tables are not indicative of future operating results.

The combined ratio, which reflects underwriting results but not investment and ancillary income, is a traditional measure of the underwriting performance of a health maintenance organization. A combined ratio of less than 100% indicates underwriting profitability while a combined ratio in excess of 100% indicates an underwriting loss.

                                                  Years Ended December 31,
                                               -----------------------------
                                                2000    1999    1998    1997
                                                ----    ----    ----    ----
   Loss ratio                                   81.4%   87.5%   85.9%   88.7%
   Expense ratio                                15.1    15.8    15.0    14.5
                                               -----   -----    ----    ----
     Combined ratio                             96.5%  103.3%  100.9%  103.2%
                                               -----   -----    ----    ----
                                               -----   -----    ----    ----

The loss ratio is computed by dividing the net claims expense into net premium revenue. The Company's results of operations will be affected by the changes in the loss ratio. The loss ratio may vary from period to period depending principally on claims experience. The expense ratio is computed by taking the sum of the remaining operating expenses of the health maintenance organization divided by net premium revenue.

The net decrease in the loss ratio was due to increased revenues on a per member basis while claims per member remained fairly constant from the prior year. The decrease in the expense ratio is due to the large growth of revenues with only a small increase in actual operating expense. See Comparison of Years December 31, 2000 and December 31, 1999 and Comparison of Years December 31, 1999 and December 31, 1998.

COMPARISON OF YEARS DECEMBER 31, 2000 AND DECEMBER 31, 1999

GENERAL
The Company's net income increased $2,575,791 to income of $1,953,977 for the year ended December 31, 2000, as compared to a loss of $621,814 for the year ended December 31, 1999. This increase was primarily due to an increase in net premium income of $9,325,028, an increase in other revenues of $670,836, and an increase in minority interest in loss of subsidiaries of $115,065. These were offset by an increase in net claims expense of $5,055,492, an increase in administrative expenses of $1,247,786, and an increase in income taxes of $1,231,860.

REVENUES
Total revenues increased $9,995,864, or 26.0%, for the year ended December 31, 2000, as compared to December 31, 1999. Revenues from net premiums generated by the health maintenance organization increased $9,315,180. This increase is attributable to a 16.2% increase in the number of enrollee months and a 9.9% increase in the net premium earned per enrollee for the year ended
December 31, 2000, as compared to December 31, 1999. Revenues from the third party administration fees increased by $311,163 due to increased fees per enrollee totalling 7.5%. Enrollee months also increased by 2.6%. Investment income increased $253,586 due primarily to an increase in the amount of average invested assets during the year and higher interest rates earned.

                            South Dakota's Own DAKOTACARE    |   26

OPERATING EXPENSES
Total operating expenses increased $6,303,278, or 16.1%, for the year ended December 31, 2000, as compared to December 31, 1999. The change was due primarily to an increase in claims incurred, personnel expenses, commissions, occupancy expenses, state insurance taxes, and other general and administrative expenses. During 1999, the Company's Board of Directors, with approval from the Division of Insurance, voted to write off $1,043,131 of contingency reserves withheld in 1997, which reduced claims expense in 1999.

Net claims expense increased by $5,055,492, or 16.8%, for the year ended December 31, 2000, as compared to December 31, 1999. The average claims paid per enrollee increased by 1.5% while the number of enrollee months increased by 16.2%. Commissions and state insurance taxes increased by $371,383 and $122,541, respectively, in 2000 as compared to 1999 due to the increased premium income of the HMO. Personnel expenses increased $401,268, or 9.8%, in 2000 as compared to 1999. This was due primarily to annual compensation adjustments and an increase in staffing needs due to the increased volume. Occupancy expense increased $94,501, or 13.6%, due to increased depreciation expense resulting from the additional equipment purchased in 1999. Other general and administrative expenses increased $184,435, or 40.3%, in 2000 as compared to 1999. This was primarily due to the continued addition of licenses and service fees in using computer databanks for information. Insurance expenses also increased due to rising costs and coverage increases elected. A fee settlement of a subsidiary is also included in the increase.


INCOME TAXES
Income tax expense (benefit) represents 35.9% and 24.2% of income (loss) before income taxes and minority interest for the years ended December 31, 2000 and 1999, respectively. Permanent tax differences and the change in the valuation allowance recorded against deferred income taxes increased the provision percentage above the expected 34% in 2000. The valuation allowance was originally added in 1999, which reduced the amount of income tax benefit below the expected tax rate of 34%. See Note 8 of the Notes to Consolidated Financial Statements.


COMPARISON OF YEARS DECEMBER 31, 1999 AND DECEMBER 31, 1998

GENERAL
The Company's net income decreased $1,104,852 to a loss of $621,814 for the year ended December 31, 1999, as compared to income of $483,038 for the year ended December 31, 1998, representing a 228.7% decrease. This decrease was primarily due to a decrease in net premium income of $1,469,046, a decrease in other revenues of $155,829, and an increase in administrative expenses of $312,117. These were offset by a decrease in net claims of $519,521 and a decrease in income taxes of $320,568.

REVENUES
Total revenues decreased $1,624,875, or 4.1%, for the year ended December 31, 1999, as compared to December 31, 1998. Revenues from net premiums generated by the health maintenance organization decreased $1,441,204. This decrease is attributable to a 6.8% decrease in the number of enrollee months for the year ended December 31, 1999, as compared to December 31, 1998, but was somewhat offset by a 2.9% increase in the premiums earned per enrollee. The increase in revenue per enrollee was needed to keep pace with rising claim costs per enrollee. The decrease in enrollees was due to the competitive business climate in the local marketplace. Revenues from the third party administration fees decreased by $20,364 eventhough enrollees participating in the Company's subsidiaries' TPA plans increased. This decrease in revenue per enrollee stems from the competitive local marketplace, also. Investment income decreased $93,016 due primarily to a decrease in the amount of average invested assets used for operations.

                            South Dakota's Own DAKOTACARE    |   27

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (cont)

OPERATING EXPENSES
Total operating expenses decreased $207,404, or 0.5%, for the year ended December 31, 1999, as compared to December 31, 1998. The change was due primarily to a decrease in claims incurred, commissions and state insurance taxes, but was offset by an increase in personnel, professional fees, office, occupancy and other general and administrative expenses. During 1999, the Company's Board of Directors, with approval from the Division of Insurance, voted to write off $1,043,131 of contingency reserves withheld in 1997, which reduced claims expense in 1999.


Net claims expense decreased by $519,521, or 1.7%, for the year ended
December 31, 1999, as compared to December 31, 1998. Average claims per enrollee increased by 4.4% while the number of enrollees decreased by 6.8%.
The enrollee decline caused the overall net claims expense to decrease. Commissions expense and state insurance taxes decreased by $39,891 and $39,647, respectively, in 1999 as compared to 1998 due to the decreased premium income of the HMO. Personnel expenses increased $193,678, or 5.0%, in 1999 as compared to 1998. This was due primarily to annual compensation adjustments and a minimal amount of staff turnover. Professional fees expense increased $20,452, or 2.0%, in 1999 as compared to 1998. This was primarily due to increased actuarial services needed during the year. Office expense increased $54,518, or 8.7%, in 1999 as compared to 1998 due primarily from additional postage and printing expenses as a result of increased communications with enrollees. Occupancy expense increased $36,184, or 5.5%, due to increased depreciation expense resulting from the additional equipment purchased in 1999 as compared to 1998. Other general and administrative expenses increased $79,181, or 20.9%, in 1999 as compared to 1998. This was primarily due to the continued addition of licenses and service fees in using computer databanks for information. Insurance expenses also increased due to rising costs and coverage increases elected.

INCOME TAXES
Income tax expense (benefit) represents 24.2% and 20.5% of income (loss) before income taxes and minority interest for the years ended December 31, 1999 and 1998, respectively. In 1999, permanent tax differences and a valuation allowance recorded against deferred income taxes reduced the amount of income tax benefit. This reduced the percentage below the expected 34%. In 1998, permanent tax differences and the effect on the tax rate brackets decreased the estimated provision, thus decreasing the related percentage. See Note 8 of the Notes to Consolidated Financial Statements.



LIQUIDITY AND CAPITAL RESOURCES

The Company's principal sources of cash have been premium and fee revenue, collection of premiums in advance of the claims costs associated with them, and an agreement with participating physicians in which a percentage of fees for had borrowings from banks and affiliated companies, but currently does not need to borrow for liquidity purposes.

Net cash provided by operating activities increased by $3,018,900 to $3,370,640 for the year ended December 31, 2000, as compared to 1999. Net cash provided by operating activities increased primarily due to increases in net income, reported and unreported claims payable, accounts payable and accrued expenses, unearned premiums and contingency reserves payable since December 31, 1999.
The cash provided from these items were offset by an increase in receivables since December 31, 1999.

Other uses of cash and cash equivalents were for the payment of dividends, the purchases of property and equipment, the purchase of treasury stock, and the purchase of securities held to maturity. The Company has invested cash not currently needed in operations into intermediate-term bonds, consisting primarily of municipal bonds, U.S. government securities and corporate bonds.

At December 31, 2000, the Company has certificates of deposit of $700,000 on deposit with the Division to meet the deposit requirements of state insurance laws.

                            South Dakota's Own DAKOTACARE    |   28

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (cont)

The Company is not contractually obligated to pay out contingency reserves withheld but has historically elected to pay out a majority of amounts withheld. In 2000, the Company paid $1,345,659 which was the total withheld for claims incurred in 1998. In 1999, the Company paid $299,990 of the total $1,343,121 withheld for claims incurred in 1997. The balance was claimed as a reduction of claims expense and removed from the contingency reserves as directed by the Board of Directors. Typically, two years lapse from the date the contingency reserves are withheld to the date which the corresponding amounts are paid to the participating physicians. Currently, the reserves withheld from claims with a date of service in 2000 and 1999 are the only amounts remaining within the contingent reserve payable.

The Company believes that cash flows generated by operations, withholding of contingency reserves, cash on hand, and short-term investment balances will be sufficient to fund operations, pay out projected contingency reserves payable, and pay dividends on the Class C common stock.


INFLATION

A substantial portion of the Company's operating expenses consist of health care costs, which, in the general economy, have been rising at a rate greater than that of the overall Consumer Price Index. The Company believes that its cost control measures and risk sharing arrangements reduce the effect of inflation on such costs. Historically, market conditions and the regulatory environment in which the Company operates have permitted the Company to offset a portion or all of the impact of inflation on the cost of health care benefits through premium increases. If the Company was not able to continue to increase premiums, a material adverse impact on the Company's operations could result. Inflation does not have a material effect on the remainder of the Company's operating expenses.

TRENDS, EVENTS, OR UNCERTAINTIES

In recent years, there has been a trend by clients to switch to plans with higher employee cost-sharing levels in order to maintain lower premiums. As a provider of cost effective managed care plans for medium and small employers, the Company believes it is delivering products and services that address current health care reform issues. The Company will continue to evaluate its business strategy as necessary to maximize its ability to adapt to the changing health care marketplace.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not have any material market risk as defined by Item 305 of Regulation S-K. The Company has market risk with its cash and investments, but due to the conservative nature of the invested assets, management feels that market risk is limited.


                            South Dakota's Own DAKOTACARE    |   29

SELECTED FINANCIAL DATA

The following information for the Company is as of and for the years ended December 31, 2000, 1999, 1998, 1997, and 1996(dollars in thousands, except per share data):

                                                         Years Ended December 31,
                                            -------------------------------------------
                                              2000     1999     1998     1997     1996
                                            -------  -------  -------  ------   -------
Income Statement Data:
  Net premiums                              $43,574  $34,249  $35,718  $34,754  $28,688
  Third party administration fees             3,372    3,061    3,081    3,628    3,786
  Investment income                             767      514      607      615      552
  Total revenues                             48,424   38,428   40,053   39,581   33,425
  Net claims incurred                        35,151   30,095   30,615   30,976   23,425
  Other operating expenses                   10,395    9,147    8,835    8,727    8,393
  Income (loss) before income taxes
         and minority interest                2,878     (814)     603     (122)   1,607

  Net income (loss)                           1,954     (622)     483     (110)   1,041
                                            =======  =======  =======  =======  =======

Earnings (loss) per common share            $  1.38  $ (0.43) $  0.33  $ (0.07) $  0.69
                                            =======  =======  =======  =======  =======

Balance Sheet Data:
  Invested assets and cash                  $13,576  $10,425  $10,876  $10,981  $ 9,874
  Total assets                               17,704   13,654   14,277   14,011   12,777
  Reported and unreported
         claims payable                       5,831    4,667    4,410    4,164    3,188
  Contingency reserves payable                2,875    2,723    2,691    2,964    2,105
  Total liabilities                          11,796    9,414    9,017    8,807    7,137
  Stockholders' equity                        5,908    4,240    5,260    5,204    5,640


Earnings (loss) per common share was calculated by dividing net income by the weighted average number of Class C common shares outstanding during each period as follows: 2000 1,412,869; 1999 1,448,600; 1998 1,482,635 shares;
1997 1,505,760 shares; 1996 1,505,760 shares.



                            South Dakota's Own DAKOTACARE    |   30

DIRECTORS AND EXECUTIVE OFFICERS


K. Gene Koob, M.D., President
Neurology Associates, Neurologist

James A. Engelbrecht, M.D.,
Secretary/Treasurer
Dakota Regional Rheumatology
Rheumatologist

Ben J. Henderson, D.O., Vice President
Mobridge Medical Center, Internist

Thomas L. Krafka, M.D.
Radiology Associates, Radiologist

Stephan D. Schroeder, M.D.
Hand County Clinic, Family Practitioner

John E. Rittmann, M.D.
Brown Clinic, Family Practitioner

John Sternquist, M.D.
Yankton Medical Clinic, General Surgeon

James R. Reynolds, M.D.
North Central Heart Institute
Cardiac, Thoracic and Vascular Surgeon

Mr. Bob L. Sutton
South Dakota Bankers Association
Executive Vice President

Mr. R. Van Johnson
Political Lobbyist

EXECUTIVE OFFICERS
Mr. L. Paul Jensen,
Chief Executive Officer

Mr. Kirk J. Zimmer,
Senior Vice President

William O. Rossing, M.D.,
Vice President, Medical Director

Ms. Sharon K. Duncan,
Vice President, System Operations

Mr. Dean M. Krogman,
Vice President, External Operations

Ms. Barbara A. Smith,
Vice President, Operations

Mr. Thomas N. Nicholson,
Vice President, Sales and Marketing

Mr. Bruce E. Hanson,
Vice President, Finance

Mr. Brian E. Meyer,
Vice President, Information Systems

Mr. Scott L. Jamison,
Vice President, Provider Relations


SHAREHOLDER INFORMATION

CORPORATE HEADQUARTERS
DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD  57105
(605)334-4000

INDEPENDENT PUBLIC ACCOUNTANTS
McGladrey & Pullen, LLP
Sioux Falls, South Dakota

CORPORATE COUNSEL
Securities Matters
Gray, Plant, Mooty, Mooty & Bennett, PA
Minneapolis, Minnesota

General Matters
Zimmer, Duncan and Cole
Parker, South Dakota

TRANSFER AGENT
The First National Bank in Sioux Falls
Sioux Falls, South Dakota

FORM 10-K
The Company has filed an annual report with the Securities and Exchange Commission on Form 10-K. Shareholders may obtain a copy of this report, without charge, by writing:
  Investors Relations
  DAKOTACARE
  1323 South Minnesota Avenue
  Sioux Falls, SD  57105

ANNUAL MEETING
The annual meeting of shareholders will be held at the Ramkota Inn in Sioux Falls, South Dakota, on Thursday June 7, 2001, at 9:15 am.

INTERNET ADDRESS
To access information about DAKOTACARE including provider directories, product and service information, and wellness issues, visit our home page via the internet. Our address is www.dakotacare.com

             South Dakota's Own DAKOTACARE    |  31

AGENT DIRECTORY

Our statewide network of 30 DAKOTACARE sales agencies assures that our clients receive the local attention to service that they desire.

1. KARLEN & ASSOCIATES, INC., Aberdeen SD (605)225-9011
2. INSURANCE PLUS, Aberdeen, SD (605)225-4270
3. NORTHERN HILLS INSURANCE, Belle Fourche, SD (605)892-2727
4. JENSEN INSURANCE & REAL ESTATE, Beresford, SD (605)763-2675
5. DELLA TSCHETTER INSURANCE, Brookings, SD (605)692-2078
6. FIRST WESTERN INSURANCE, Custer, SD (605)673-2214
7. COBURN INSURANCE AGENCY, Deadwood, SD (605)578-3456
8. FLANAGAN AGENCY, Huron, SD (605)352-3512
9. KUNDERT-WILLIAMS INSURANCE AGENCY, Madison, SD (605)256-6608
10. DICE FINANCIAL SERVICES, Mitchell, SD (605)996-7171
11. OAHE AGENCY, Mobridge, SD (605)845-2649
12. INSURANCE ASSOCIATES, Platte, SD (605)337-2628
13. BOB CLARK INSURANCE, INC., Pierre, SD (605)224-4049
14. BOB CLARK INSURANCE, INC., Rapid City, SD (605)348-7410
15. PROFESSIONAL INSURORS, Rapid City, SD (605)343-1111
16. TIMOTHY KATTKE, Redfield, SD (605)472-1445
17. BOEN AND ASSOCIATES, INC., Sioux Falls, SD (605)36-0425
18. NORTHWESTERN GROUP MARKETING SERVICES, Sioux Falls, SD (605)361-9788
19. OLSON & ASSOCIATEDS INSURORS, INC., Sioux Falls, SD (605)335-7777
20. PARKS INSURANCE, Sioux Falls, SD (605)362-6047
21. DALE SHADE, Sioux Falls, SD (605)36-0460
22. TERRY TENDLER, Sioux Falls, SD (605)335-8841
23. WOLLMAN INSURANCE AGENCY, Sioux Falls, SD (605)334-0004
24. BAER'S INSURANCE AGENCY, Spearfish, SD (605)642-4711
25. JACOBSON FIRST WESTERN INSURANCE, Sturgis, SD (605)347-4644
26. ROYAL F. KOCH AGENCY, Tyndall, SD (605)589-3572
27. JUDITH OLNEY, Wall, SD (605)279-2141
28. KINSMAN INSURANCE AGENCY, Watertown, SD (605)886-4911
29. STOUDT'S INSURANCE AGENCY, INC., Watertown, SD (605)886-9719
30. CIHAK INSURANCE, Yankton, SD (605)665-9393

             South Dakota's Own DAKOTACARE    |  32

PLEASE BRING THIS WITH YOU TO THE MEETING









AGENDA


CORPORATE BODY MEETING OF
SD STATE MEDICAL HOLDING COMPANY, INC.








JUNE 7, 2001, 9:15 A.M. CDT


RAMKOTA HOTEL
SIOUX FALLS, SD

 AGENDA

13TH ANNUAL MEETING

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INC.


9:15 A.M.                                                     Ramkota Hotel
June 7, 2001                                                  Sioux Falls, SD



  I.             CALL TO ORDER

K. Gene Koob, M.D., President, Board of Directors


 II.            ORDER OF BUSINESS

A.          Minutes of 2000 Annual Meeting

B.    Report of Election Process

C.    General Comments

D.    Other


III.   ADJOURNMENT

ANNUAL MEETING MINUTES
SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED


June 8, 2000                                    Rushmore Plaza Holiday Inn
9:50 A.M.                                         and Civic Center
                                                   Rapid City, SD


The 12th Annual Meeting of the South Dakota State Medical Holding Company, Incorporated, was held on Thursday, June 8, 2000, at 9:50 a.m. at the Rushmore Plaza Holiday Inn and Civic Center, Rapid City, South Dakota.

The meeting was called to order by President Frank Messner, M.D. The roll call was taken and the following Class A stockholder members were present:
K. Gene Koob, M.D.; Stephen Gehring, M.D.; Richard Holm, M.D.; Herb Saloum, M.D.; Robert Raszkowski, M.D.; James Engelbrecht, M.D.; Mary Carpenter, M.D.; Charles Hart, M.D.; Rodney Parry, M.D.; Paul Eckrich, M.D.; James Hovland, M.D.; Scott Berry, M.D.; Jeff Parker, M.D.; Joe Chang, M.D.; James Larson, M.D.; Steven Feeney, M.D.; Leonard Kolodychuk, M.D.; Greg Larson, M.D.; Tom Johnson, M.D.; Oldrich Bubenik, M.D.; Robert Rietz, M.D.; Robert Hohm, M.D.; Louis Karlen, M.D.; John Berg, M.D.; Karl Blessinger, M.D.; John Sall, M.D.;
J. Michael McMillin, M.D.; Daniel Kennelly, M.D.; Guy Tam, M.D.; C. Roger Stoltz, M.D.; Julie Johnson, M.D.; Donald Knudson, M.D.; Vernon Stensland, M.D.; W. O. Rossing, M.D.; John Oliphant, M.D.; David Bean, M.D.; Jorge Johnson, M.D.; William R. Rossing, M.D.; James Reynolds, M.D.; Jem Hof, M.D.;
H. Lee Ahrlin, M.D.; Victoria Herr, M.D.; H. Thomas Hermann, M.D.; Cynthia Weaver, M.D.; Dale Gunderson, M.D.; Wayne Anderson, m.D.; Richard Renka, M.D.; Allen Nord, M.D.; Rochelle Christensen, M.D.; Carol Zielike, M.D.; O. Myron Jerde, M.D.; Richard Kafka, M.D.; Tony Berg, M.D.; James Collins, M.D.; and Alan Bloom, M.D. The number of Class A shareholders represented by proxy was
222. The Class B stockholders were represented by the designee of the South Dakota State Medical Association, Stephen Gehring, M.D.

The President declared a quorum present for the purpose of conducting business of the corporation.

The President called for consideration of the minutes of the last annual meeting. He referred the membership to the SDSMHC minutes in the printed material furnished to each member. The minutes were accepted as published and the reading thereof waived.

Dr. Messner reported on the election results for the three vacant positions on the Board of Directors. The following persons were nominated for the election to the Board of Directors by the Nominating Committee: James Engelbrecht, M.D.; K.

Gene Koob, M.D.; and John Sternquist, M.D. Dr. Messner indicated no other nominations had been received from the membership. There being no further nominations, the following persons were declared elected to serve on the Board of Directors: James Engelbrecht, M.D.; K. Gene Koob, M.D.; and John
Sternquist, M.D.

Next, Dr. Messner referred the members to the 1999 DAKOTACARE Annual Report that has been distributed to all Class A shareholders and the Class B shareholder. While 1999 was not a profitable year for the Company, major strides were made in the last half of the year to reverse the negative claims loss trends experienced in early 1999. Dr. Messner pointed out several key statistics for those present. Extremely favorable trends are being seen in 2000, as enrollment is at an all-time high through April 2000. Claims loss ratios have decreased to a favorable level and with reasonable premium increases to clients, DAKOTACARE has experienced an outstanding first five months of 2000 financially. DAKOTACARE is constantly reviewing and upgrading its contractual provider agreements, and modifications have been made in the internal medical management to work with physicians and other providers in the areas of medical management to assure the proper utilization of services.

Dr. Messner inquired whether any member of the corporate body had any issues or concerns he/she wished to bring to the attention of the corporate body. There being no further questions, the meeting was adjourned.




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